SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 30, 1998

                           FALCON COMMUNICATIONS, L.P.
                      (formerly Falcon Holding Group, L.P.)
                           FALCON FUNDING CORPORATION
         --------------------------------------------------------------
           (Exact Name of Registrants as Specified in Their Charters)


                                   CALIFORNIA
                                   CALIFORNIA
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

              333-55755                              95-4654565
              333-55755-01                           95-4681480
              ------------                           ----------
       (Commission File Numbers)      (I.R.S. Employer Identification Numbers)

     10900 WILSHIRE BOULEVARD - 15TH FLOOR
     LOS ANGELES, CALIFORNIA                                        90024
     ---------------------------------------                      ----------
     (Address of Principal Executive Offices)                     (Zip Code)



                                 (310) 824-9990
         --------------------------------------------------------------
              (Registrants' Telephone Number, Including Area Code)

Item 2.  Acquisition or Disposition of Assets.

     On September 30, 1998, pursuant to a Contribution and Purchase Agreement, dated as of December 30, 1997, as amended, Falcon Holding Group, L.P. ("FHGLP") contributed substantially all of the existing cable television system operations owned by FHGLP and its subsidiaries to Falcon Communications, L.P. (the
"Partnership") and TCI Falcon Holdings, LLC, an affiliate of Tele-Communications, Inc. ("TCI"), contributed certain cable television systems owned and operated by affiliates of TCI (the "TCI Systems") to the Partnership (the "TCI Transaction"). As a result, the Partnership, through its subsidiaries, now owns cable television systems serving more than one million customers, with TCI holding approximately 46% of the equity interests of the Partnership and FHGLP holding the remaining 54% and managing the Partnership. A detailed description of the principal steps of the TCI Transaction and certain relationships among the parties involved can be found in the Registration Statement on Form S-4 (SEC file no. 333-55755) (the "Form S-4") under the captions "The TCI Transaction" and "Certain Relationships and Related Transactions," respectively, and such descriptions are incorporated herein by this reference. In a joint press release dated September 30, 1998, the Partnership and TCI announced the consummation of the TCI Transaction. A copy of this press release is being filed as Exhibit 99.1 to this report.

     Prior to consummation of the TCI Transaction, FHGLP and its wholly owned subsidiary, Falcon Funding Corporation ("FFC"), were co-obligors under an Indenture, dated as of April 3, 1998 (the "Indenture"), relating to $375,000,000 aggregate principal amount of 8.375% Senior Debentures due 2010 (the "Senior Debentures") and $435,250,000 aggregate principal amount at maturity of 9.285% Senior Discount Debentures due 2010 (the "Senior Discount Debentures" and, collectively with the Senior Debentures, the "Debentures"). Pursuant to Section
5.01 of the Indenture, in connection with consummation of the TCI Transaction, the Partnership was substituted for FHGLP as an obligor under the Debentures and the Indenture and thereupon FHGLP was released and discharged from any further obligation with respect to the Debentures and the Indenture. On September 30, 1998, FHGLP, FFC, the Partnership and United States Trust Company of New York, as trustee under the Indenture, executed a supplemental indenture (the "First Supplemental Indenture") to the Indenture which effected the foregoing substitution and release. A copy of the First Supplemental Indenture is being filed as Exhibit 4.1 to this report. FFC remains as an obligor under the Debentures and the Indenture and is now a wholly owned subsidiary of the Partnership.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     The audited financial statements of the TCI Systems for the three years ended December 31, 1997 were previously filed in the Form S-4. Interim financial information for the nine months ended September 30, 1998 will be filed on or before December 14, 1998.

     (b) Pro Forma Financial Information.

     Pro forma financial statements for the year ended December 31, 1997 were previously filed in the Form S-4. Pro forma financial statements for the nine months ended September 30, 1998 will be filed on or before December 14, 1998.

     (c) Exhibits.

          2.1 Amendment, dated as of September 29, 1998, to Contribution and Purchase Agreement

          2.2 Amendment, dated as September 30, 1998, to Contribution and Purchase Agreement

          4.1 First Supplemental Indenture, dated as of September 30, 1998, by and among Falcon Holding Group, L.P., Falcon Funding Corporation, Falcon Communications, L.P. and United States Trust Company of New York, as trustee

          10.1 Form of Amendment No. 1, dated as September 25, 1998, to the Credit Agreement dated as of June 30, 1998

          99.1 Press Release dated September 30, 1998

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FALCON COMMUNICATIONS, L.P.

                                   By:  Falcon Holding Group, L.P.,
                                        as General Partner

                                   By:  Falcon Holding Group, Inc.,
                                        its General Partner


Dated:  October 9, 1998            By:  /s/ MICHAEL K. MENEREY
                                        -------------------------------
                                        Name: Michael K. Menerey
                                        Title: Secretary and Chief
                                               Financial Officer


                                   FALCON FUNDING CORPORATION


Dated:  October 9, 1998            By:  /s/ MICHAEL K. MENEREY
                                        -------------------------------
                                        Name: Michael K. Menerey
                                        Title: Secretary and Chief
                                                    Financial Officer

                                  EXHIBIT INDEX


2.1 Amendment, dated as of September 29, 1998, to Contribution and Purchase Agreement

2.2 Amendment, dated as of September 30, 1998, to Contribution and Purchase Agreement

4.1 First Supplemental Indenture, dated as of September 30, 1998, by and among Falcon Holding Group, L.P., Falcon Funding Corporation, Falcon Communications, L.P. and United States Trust Company of New York, as trustee

10.1 Form of Amendment No. 1, dated as September 25, 1998, to the Credit Agreement dated as of June 30, 1998

99.1     Press Release dated September 30, 1998.